Union Street Partners Value Fund N-CSR

Exhibit 99.906 CERTS

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 7, 2020

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	December 7, 2020

Name:	/s/ Ann MacDonald
Ann MacDonald
Title:	Assistant Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.